UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 24, 2025

Date of Report (Date of earliest event reported)

JUPITER NEUROSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41265	47-4828381
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1001 North US HWY 1, Suite 504, Jupiter, FL	33477
(Address of principal executive offices)	(Zip Code)

(561) 406-6154

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	JUNS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Standby Equity Purchase Agreement

On October 24, 2025, Jupiter Neurosciences, Inc., a Delaware corporation (the “Company”), entered into a Standby Equity Purchase Agreement (the “SEPA”) and a related Registration Rights Agreement (the “Registration Rights Agreement”), each dated as of October 24, 2025, with YA II PN, LTD, a Cayman Islands exempt limited partnership (“Yorkville”), pursuant to which the Company has the right to sell to Yorkville up to $20.0 million of its common stock, par value $0.0001 per share (the “Common Stock”), subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. Sales of the shares of Common Stock to Yorkville under the SEPA, and the timing of any such sales, are at the Company’s option, and the Company is under no obligation to sell any shares of Common Stock to Yorkville under the SEPA.

Upon the satisfaction of the conditions to Yorkville’s purchase obligation set forth in the SEPA, which include, among other things, having a registration statement registering under the Securities Act of 1933, as amended (the “Securities Act”), the resale of the shares of Common Stock issuable under the SEPA (the “Registration Statement”) declared effective by the Securities and Exchange Commission (the “SEC”), which Registration Statement the Company is obligated to file with the SEC within 30 calendar days after the date of the SEPA pursuant to the Registration Rights Agreement, the Company will have the right, but not the obligation, from time to time at its sole discretion until the SEPA is terminated or expires in accordance with its terms, to direct Yorkville to purchase a specified number of shares of Common Stock (each, an “Advance”) up to the applicable Advance Maximum Amount (defined below), by delivering written notice to Yorkville (each, an “Advance Notice”) in accordance with the terms of the SEPA. While there is no mandatory minimum amount of Common Stock the Company is required to direct Yorkville to purchase pursuant to any single Advance Notice, an Advance Notice may not direct Yorkville to purchase a number of shares of Common Stock exceeding 100% of the average of the daily trading volume of the Common Stock on The Nasdaq Capital Market (“Nasdaq”) during the five consecutive trading day-period immediately preceding an Advance Notice (each, an “Advance Maximum Amount”).

The shares of Common Stock that the Company directs Yorkville to purchase pursuant to an Advance Notice delivered by the Company to Yorkville under the SEPA will be purchased by Yorkville at a per share price equal to 97% of the lowest daily VWAP (defined below) of the Common Stock during the three consecutive trading day-period commencing on the date of delivery of the Advance Notice (each, a “Pricing Period”), other than (i) the daily VWAP on a trading day on which the daily VWAP is less than a minimum acceptable price set forth by the Company in the Advance Notice (if any), or (ii) there is no daily VWAP on the subject trading day during the applicable Pricing Period. The Company may elect, in its sole discretion, to set forth a minimum acceptable price in each Advance Notice (each, a “Minimum Price”) or it may elect not to do so. To the extent any such VWAP is excluded from the calculation of the per share purchase price for the shares of Common Stock to be purchased by Yorkville under an Advance Notice, as described above, the total number of shares of Common Stock to be purchased by Yorkville in the applicable Advance will be automatically reduced by one-third for each trading day during the applicable Pricing Period with respect to which the VWAP is so excluded from the calculation of the applicable per share purchase price “VWAP” is defined in the SEPA as the daily volume weighted average price of the Common Stock for such trading day on Nasdaq during regular trading hours as reported by Bloomberg L.P. There is no upper limit on the price per share that Yorkville could be obligated to pay for the Common Stock the Company may elect to sell to it in any Advance under the SEPA. The purchase price per share of Common Stock that the Company may elect to sell to Yorkville in an Avance under the SEPA will be equitably adjusted for any stock split, stock combination, stock dividend or other similar transaction involving the Common Stock occurring during the applicable Pricing Period for such Advance under the SEPA.

The Company will control the timing and amount of any sales of Common Stock to Yorkville as an Advance under the SEPA. Actual sales of Common Stock to Yorkville as an Advance under the SEPA will depend on a variety of factors to be determined by the Company, in its sole discretion, from time to time, which may include, among other things, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company’s business and operations.

In connection with the SEPA, and subject to the conditions set forth therein, Yorkville has agreed to advance to the Company up to $6.0 million, less certain amounts as described below (the “Pre-Paid Advance”), which will be paid in two tranches, in exchange for the Company’s issuance to Yorkville of convertible promissory notes described below (each, a “Convertible Note” and, together, the “Convertible Notes”). The first Pre-Paid Advance in the amount of $3,720,000 was disbursed to the Company on October 27, 2025, in exchange for the Company’s issuance to Yorkville of a Convertible Note in the principal amount of $4.0 million, which was issued with an “original issue discount” (“OID”) of 7.0% (or $280,000) and is initially convertible into Common Stock at a fixed conversion price of $1.50 per share (subject to adjustment as provided in such Convertible Note) (the “First Convertible Note”). Giving effect to the OID, the purchase price paid by Yorkville for the First Convertible Note is equal to the amount of the first Pre-Paid Advance ($3,720,000). The second tranche of the Pre-Paid Advance in the amount of $1,860,000 will be disbursed to the Company on the second trading day after the later of (i) the initial Registration Statement described above first becoming effective under the Securities Act and (ii) the Company’s receipt of the requisite approval of its stockholders enabling it to issue shares of Common Stock to Yorkville under the SEPA and upon conversion of the Convertible Notes, collectively, in excess of the Exchange Cap (defined below), in exchange for the issuance by the Company’s issuance to Yorkville at such time of a second Convertible Note in the principal amount of $2.0 million, which will likewise be issued with an “original issue discount” of 7.0% (or $140,000) and will also be initially convertible into Common Stock at a fixed conversion price of $1.50 per share (subject to adjustment as provided in such Convertible Note) (the “Second Convertible Note”). Giving effect to the OID, the purchase price to be paid by Yorkville for the Second Convertible Note will be equal to the amount of the second Pre-Paid Advance ($1,860,000). Interest shall accrue on the outstanding balance under the Convertible Notes at an annual rate equal to 8%, subject to an increase to 18% upon an event of default as described in the Convertible Notes. The maturity date of each of the Convertible Notes issued in connection with each Pre-Paid Advance will be October 24, 2026.

Yorkville may convert all or any portion of the outstanding principal amount, accrued and unpaid interest and other amounts outstanding under the Convertible Notes into shares of Common Stock, at any time and from time to time during the term of the Convertible Notes, at an initial fixed conversion price of $1.50 per share, subject to adjustment as provided in the Convertible Notes (the “Fixed Price”), including (i) standard proportionate antidilution adjustment in the event of any stock split, stock combination, stock dividend or other similar transaction involving the Common Stock and (ii) certain “price protection” antidilution adjustment in the event of certain “dilutive issuances” of Common Stock by the Company at prices deemed to be below the Fixed Price (with the exception of certain “excluded issuances” set forth in the Convertible Notes), which would reduce the Fixed Price to the lowest price per share at which the Common Stock is deemed to be issued by the Company in the dilutive issuance, but in no event below the absolute “Floor Price” set forth in the Convertible Notes (which is subject to the standard proportionate antidilution adjustment as described in (i) above). If an Event of Default (as such term is defined in the Convertible Notes) has occurred, Yorkville will then be entitled to convert any portion of the Convertible Notes, or in the case of an Event of Default triggered by the failure of the Company to repay any Installment Amount (defined below) due under the Convertible Notes by the applicable Installment Date (as defined below), any portion of the outstanding and unpaid Installment Amount due under the Convertible Notes, into shares of Common Stock, at a conversion price per share equal to the lower of (a) the Fixed Price then in effect and (b) a price per share equal to the product obtained by multiplying (x) 0.95 by (y) the lowest daily VWAP during the 10 consecutive trading day-period immediately preceding the date of conversion (the “Variable Price”), but which Variable Price shall not be lower than the Floor Price. Any conversion of outstanding amounts under a Convertible Note made by Yorkville will have the effect of reducing the outstanding amount under such Convertible Note, (i) first with respect to the amounts then due and payable by the Company under such Convertible Note and (ii) second with respect to the amounts due and payable by the Company on the next succeeding Installment Date (as defined below), by the outstanding amount of the Convertible Note so converted by Yorkville into shares of Common Stock.

Beginning on the 75th calendar day after October 24, 2025, and continuing on the same day of each successive month thereafter, (each, an “Installment Date”), the Company shall repay a portion of the outstanding balance of the Pre-Paid Advance, in an amount equal to the sum of (i) one tenth (1/10th) of the aggregate principal amount of the Convertible Notes (or, if the remaining aggregate principal amount outstanding under the Convertible Notes is less than such amount, then the entire remaining principal amount outstanding under the Convertible Notes shall be paid) as of the Installment Date (the “Installment Principal Amount”), plus (ii) a “payment premium” equal to 5% of such Principal Installment Amount (the “Payment Premium”) (as described below, such Payment Premium will not be added to the amount payable if the Company repays such amount through an Advance Repayment (defined below)), plus (iii) all accrued and unpaid interest thereon as of each payment date (the sum of (i), (ii) and (iii), the “Installment Amount”). With respect to the payment of any Installment Amount by the Company under the Convertible Notes, the Company may, in its sole discretion, elect to repay each Installment Amount either (i) in cash on or before the Installment Date, or (ii) by delivering to Yorkville an Advance Notice (each, an “Advance Repayment”), or a series of Advance Notices, under the SEPA, each with an Advance Date (defined below) on or before the applicable Installment Date, or any combination of (i) or (ii) as determined by the Company, in its sole discretion. The term “Advance Date” is defined in the SEPA to mean the first trading day after the expiration of the applicable Pricing Period for an Advance. In respect of any Installment Amount, or portion thereof, to be repaid by the Company in cash, the Company must pay such Installment Amount to Yorkville by wire transfer of immediately available funds in cash on or before such Installment Date (each, a “Cash Repayment”). If the Company elects an Advance Repayment for all or a portion of an Installment Amount, then the Company must deliver an Advance Notice to Yorkville in the amount of the Installment Amount, without the Payment Premium, in accordance with the terms and conditions of the SEPA, that will have an Advance Date on or before the applicable Installment Date. Upon the closing of such Advance Notice in accordance with the SEPA, Yorkville will offset the amount due to be paid by Yorkville to the Company under the SEPA against an equal amount of the Installment Amount, without the Payment Premium, to be paid by the Advance Repayment. If on the Installment Date any portion of the Installment Amount remains unpaid, the Company must repay such outstanding Installment Amount as a cash repayment in accordance with this Section.

For so long as any amounts remain outstanding under either of the Convertible Notes, or unless otherwise agreed by Yorkville, if the Company delivers an Advance Notice under the SEPA, the Company will be deemed to have elected an Advance Repayment under the Convertible Notes in respect of such Advance Notice up to the Installment Amount which may or may not be due on an upcoming Installment Date, or subsequent Installment Dates, until all of the outstanding amounts under both Convertible Notes have been fully repaid. Therefore, until both of the Convertible Notes have been fully repaid, all proceeds from all advances made under the SEPA will be used solely to repay outstanding amounts under the Convertible Notes, unless Yorkville agrees otherwise. Thereafter, the net proceeds under the SEPA to the Company will depend on the frequency and prices at which the Company sells its Common Stock to Yorkville in one or more Advances under the SEPA, and the Company expects that any proceeds received from such sales to Yorkville in one or more Advances under the SEPA will be used primarily to support its Phase 2 trial of its lead asset, JOTROL, for the treatment of Parkinson’s Disease and to accelerate direct-to-consumer marketing and sales growth of its recently launched nutritional product line Nugevia.com, as well as for working capital and other general corporate purposes.

Under the applicable Nasdaq rules, in no event may the Company issue to Yorkville under the SEPA or upon conversion of the Convertible Notes, collectively, more than 7,180,504 shares of Common Stock, which number of shares is equal to 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the SEPA (the “Exchange Cap”), unless the Company obtains the requisite stockholder approval to issue shares of Common Stock in excess of the Exchange Cap to Yorkville under the SEPA and upon conversion of the Convertible Notes in accordance with applicable Nasdaq rules. At the upcoming 2025 annual meeting of the Company’s stockholders to be held on December 19, 2025 (the “2025 Annual Stockholders’ Meeting”), among other things, the Company will seek the requisite stockholder approval in accordance with Rule 5635(d) of the Nasdaq Listing Rules (in addition to the requisite stockholder approval under Nasdaq Listing Rule 5635(b)) to issue and sell shares of Common Stock in excess of the 7,180,504 share Exchange Cap referred to above to Yorkville under the SEPA and upon conversion of the Convertible Notes. Accordingly, if such requisite stockholder approval is obtained at the 2025 Annual Stockholders’ Meeting, the Company would be able to issue and sell to Yorkville in Advances under the SEPA as many shares of Common Stock as will be necessary for the Company to obtain the entire $20.0 million aggregate purchase commitment made by Yorkville under the SEPA, which includes amounts that are used as Advance Repayments of outstanding amounts under the Convertible Notes, and as many shares of Common Stock as will be necessary to enable Yorkville to convert all outstanding amounts under the Convertible Notes that Yorkville elects to convert into shares of Common Stock under the terms of the Convertible Notes, in each case, without any further aggregate share issuance limitations under Nasdaq rules. However, the 7,180,504 share Exchange Cap will continue to limit issuances and sales of Common Stock by the Company to Yorkville under the SEPA and upon conversion of the Convertible Notes, unless and until the Company has obtained such requisite stockholder approval to issue shares of Common Stock in excess of the Exchange Cap to Yorkville under the SEPA and upon conversion of the Convertible Notes in accordance with applicable Nasdaq rules.

In addition to the Exchange Cap discussed above, the Company may not issue or sell any shares of Common Stock to Yorkville under the SEPA or upon conversion of the Convertible Notes, which, when aggregated with all other shares of Common Stock then beneficially owned by Yorkville and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder), would result in Yorkville beneficially owning more than 4.99% (which Yorkville may increase to a higher percentage as specified in a written notice thereof delivered to the Company, which will not be effective until the 65th day after delivery of such written notice to the Company) of the outstanding shares of Common Stock.

The SEPA will automatically terminate on the earliest to occur of (i) the 24-month anniversary of the date of the SEPA or (ii) the date on which the Company shall have made full payment of Advances pursuant to the SEPA. The Company has the right to terminate the SEPA at no cost or penalty upon five trading days’ prior written notice to Yorkville, provided that there are no outstanding Advance Notices for which shares of common stock need to be issued and the Company has paid all amounts owed to Yorkville pursuant to the Convertible Notes. The Company and Yorkville may also agree to terminate the SEPA by mutual written consent. Neither the Company nor Yorkville may assign or transfer any of their respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived by the Company or Yorkville other than by an instrument in writing signed by both parties.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the SEPA or Registration Rights Agreement, other than a prohibition on entering into specified “Variable Rate Transactions” (as such term is defined in the SEPA), other than with Yorkville, until all outstanding amounts under the Promissory Notes issued under the SEPA have been repaid in full. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of the Common Stock after the date of issuance, or the Company effecting or entering into an agreement to effect an “equity line of credit” or other substantially similar continuous offering with a third party, in which the Company may offer, issue or sell Common Stock or any securities exercisable, exchangeable or convertible into Common Stock at a future determined price. Furthermore, under the terms of the SEPA, until all outstanding amounts under the Promissory Notes issued under the SEPA have been repaid in full, the Company may not repay any loans to any executives or employees of the Company or make any payments in respect of any related party debt, including outstanding and accrued salaries, except that the Company is permitted to pay (i) an amount equal to one-half of 2022-2024 outstanding bonuses to its executives as of October 24, 2025 (collectively, the “Bonus”) after disbursement of the first Pre-Paid Advance to the Company on October 27, 2025 and (ii) an amount equal to one-half of the Bonus after disbursement of the second Pre-Paid Advance to the Company at the time referred to above. Furthermore, Yorkville has agreed that during the term of the SEPA, none of Yorkville, any of its officers, or any entity managed or controlled by Yorkville, will enter into or effect, directly or indirectly, either for Yorkville’s own principal account or for the principal account of any such entity managed or controlled by Yorkville, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or any hedging transaction, which establishes a net short position with respect to the Common Stock.

As consideration for Yorkville’s commitment to purchase Common Stock at the Company’s direction pursuant the SEPA, the Company (i) paid to Yorkville a cash “structuring fee” in the amount of $25,000 and (ii) upon execution of the SEPA, issued to Yorkville 131,909 shares of Common Stock (the “Commitment Shares”), which Commitment Shares have a total aggregate dollar value equal to $200,000, or 1.0% of Yorkville’s $20.0 million aggregate purchase commitment under the SEPA (each Commitment Share valued at approximately $1.5162 per share, representing the VWAP on October 23, 2025, the trading day immediately prior to the date of execution of the SEPA, rounded to the nearest whole share).

The SEPA contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

In connection with the transactions contemplated by the SEPA, the Company engaged Revere Securities LLC (“Revere”), a registered broker-dealer and member of the Financial Industry Regulatory Authority, Inc., to act as the Company’s “finder” and, in connection therewith, entered into a finder’s fee agreement with Revere, pursuant to which Revere will receive cash compensation from the Company equal to (i) 8.0% of the total proceeds raised by the Company through any Pre-Paid Advance and (b) $18,000 per month, on an accrual basis, for a period 12 months, the total amount of such monthly payment becoming due and payable at such time as the Company raises $5.0 million or more in additional financing.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock, nor shall there be any sale of shares of common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing summary of the material terms of the SEPA, the Registration Rights Agreement and the Convertible Notes does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached as exhibits 10.1, 10.2, and 4.1, respectively, to this Current Report on Form 8-K, and each of which is incorporated herein in its entirety by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet

Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

In the SEPA, Yorkville represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The securities referred to in this Current Report on Form 8-K are being issued and sold by the Company to Yorkville in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

Item 7.01	Regulation FD Disclosure.

On October 27, 2025, the Company issued a press release announcing its entry into a transaction with Yorkville, as described more fully in Item 1.01 of this Current Report on Form 8-K.

The information in this Item 7.01 to this Current Report on Form 8-K, and in Exhibit 99.1 furnished herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Index of Exhibits

Exhibit No.	Description
4.1+†	Form of Convertible Promissory Notes issued to YA II PN, Ltd.

10.1+†	Standby Equity Purchase Agreement, as of October 24, 2025, between Jupiter Neurosciences, Inc. and YA II PN, Ltd.

10.2+	Registration Rights Agreement, as of October 24, 2025, between Jupiter Neurosciences, Inc. and YA II PN, Ltd.

99.1	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Certain portions of this exhibit (indicated by “[***]”) have been redacted pursuant to Regulation S-K Item 601(a)(6).

† Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2025

Jupiter Neurosciences, Inc.

By:	/s/ Christer Rosén
Name:	Christer Rosén
Title:	Chairman and Chief Executive Officer